EXHIBIT 77(0)  Morgan Stanley Dean Witter American Opportunities Fund
               10f-3 Transactions
               For January 1, 2000- June 30, 2000
                                                            TOTAL
                                                            ISSUED
SECURITY                  DATE     PRICE    SHARES    % OF  PRINCIPAL         PURCHASED
                        PURCHASED  SHARES  PURCHASED ASSETS AMOUNT            BY FUND   BROKER

Celera Genomics Group   02/29/00  $225.00   45,800   0.842% $  855,000,000.00  1.205%   Goldman Sachs
Digex, Inc.             02/11/00  $ 90.00  215,000   0.181% $  990,000,000.00  1.955%   Bear Stearn
Electronic Data Systems 02/17/00  $ 69.69  400,000   0.227% $1,045,312,500.00  2.667%   Salomon Brothers
Medarex                 03/02/00  $172.00   14,500   0.018% $  358,837,580.00  0.695%   First Union Capital Markets
Oracle of Japan         04/28/00  $760.82   25,000   0.160% $7,379,970,389.00  0.258%   Salomon Smith Barney
Palm, Inc.              03/01/00  $ 38.00   25,400   0.007% $  874,000,000.00  0.110%   BancAmerica Robertson Stephens
